EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 23, 2014 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,384,000, or $0.16 per diluted share for the third quarter of 2014 compared to $701,000, or $0.08 per diluted share for the comparable 2013 period, while net income available to shareholders for nine months ended September 30, 2014 was $3,533,000, or $0.42 per diluted share compared to $1,879,000, or $0.22 per share for the comparable 2013 period. This increase of 88.03 percent in net income for the comparable nine month period was primarily driven by a reduction in provision for loan losses, an increase in net interest income and an increase in noninterest income. "While we are pleased to report solid earnings for the second consecutive quarter, of particular significance is continued progress with our non-performing assets. Total non-performing assets were $24.01 million at September 30, 2014 which is a 23.99 percent reduction from the previous quarter end of $31.59 million. Substandard assets to tier one capital plus loan loss reserve now stands at 30.23 percent – down from the peak level of 98.52 percent in 2011," said Ed Loomis, President and Chief Executive Officer. "With strong regulatory capital, improved earnings and asset quality improvement, Colony is poised for sustained profitability and long-term success."

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as "well-capitalized" by regulatory benchmarks. At September 30, 2014, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 11.01 percent, 16.51 percent and 17.76 percent, respectively, compared to 10.57 percent, 15.81 percent  and 17.06 percent, respectively, at December 31, 2013 and to 10.40 percent, 15.40 percent and 16.66 percent, respectively, at September 30, 2013. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the third quarter of 2014, the Company reported net interest income of $9.74 million and a net interest margin of 3.73 percent compared to $9.49 million and 3.67 percent, respectively, for third quarter 2013, while net interest income for nine months ended September 30, 2014 was $28.46 million and a net interest margin of 3.60 percent compared to $28.00 million and 3.59 percent, respectively, for the comparable 2013 period.  Though the low interest rate environment continues to be challenging for the banking industry, the company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $43.49 million at September 30, 2014 compared to $53.41 million and $55.39 million, respectively, at December 31, 2013 and September 30, 2013. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 30.23%, 38.18% and 40.94%, respectively, at September 30, 2014, December 31, 2013 and September 30, 2013.   Non-performing assets decreased significantly from the previous quarter end to $24.01 million or 3.18 percent of total loans and other real estate owned as of September 30, 2014. This compares to $39.61 million or 5.17 percent and $40.64 million or 5.32 percent, respectively, as of December 31, 2013 and September 30, 2013.  Loan loss reserve methodology resulted in three months ended September 30, 2014 provision for loan losses of $0.50 million compared to $1.50 million for the comparable 2013 period, while in nine months ended September 30, 2014 the provision for loan losses was $1.31 million compared to $4.2 million for the comparable 2013 period. With continued stabilization in the economy, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $10.83 million at September 30, 2014 compared to $15.50 million and $16.11 million, respectively, at December 31, 2013 and September 30, 2013. We continue to devote much time and effort in reducing our level of OREO properties and the current balance is at the lowest level in a number of quarters. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the third quarter of 2014 net charge-offs were $1.18 million, or 0.16 percent of average loans as compared to net charge-offs of $1.51 million, or 0.20 percent of average loans in third quarter 2013, while net charge-offs for nine months ended September 30, 2014 were $3.33 million, or 0.45 percent of average loans as compared to net charge-offs of $3.99 million, or 0.54 percent of average loans for the comparable 2013 period. The loan loss reserve was $9.79 million on September 30, 2014, or 1.32 percent of total loans compared to $11.81 million, or 1.57 percent on December 31, 2013 and to $12.95 million, or 1.73 percent on September 30, 2013.  Management believes that the 2014 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at September 30, 2014.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for nine months ended September 30, 2014 was $6.72 million compared to $6.36 million in the comparable 2013 period, or an increase of 5.65 percent. The significant increase was debit card interchange fees and ATM fees increasing $514 thousand, or 41.32 percent. Offsetting the increase was service charge fee income on deposit accounts decreasing $115 thousand, or 3.30 percent, mortgage fee income decreasing $66 thousand, or 17.51 percent and gains on the sale of SBA/USDA loans decreasing $352 thousand, or 100.00 percent.

Noninterest Expense

Total noninterest expense remained relatively flat as noninterest expense for nine months ended September 30, 2014 was $25.69 million compared to $25.62 million for the comparable 2013 period, or an increase of 0.28 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $1.82 million in nine months ended September 30, 2014 compared to $2.60 million in the comparable 2013 period, or a decrease of 30.00 percent. Salaries and employee benefit expenses increased to $13.15 million in nine months ended September 30, 2014 compared to $12.50 million in the comparable 2013 period, or an increase of 5.23 percent. Occupancy expenses increased to $3.07 million in the nine month period ended September 30, 2014 compared to $2.84 million in the comparable 2013 period, or an increase of 7.99 percent.   Other noninterest expense decreased to $9.47 million compared to $10.28 million, or a decrease of 7.86 percent. A significant reduction in noninterest expense is FDIC insurance assessment which has decreased to $731 thousand in 2014 from $1.10 million from the comparable 2013 period, or 33.36 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	09/30/14	09/30/13	09/30/14	09/30/13
Net Interest Income	$9,738	$9,494	$28,460	27,995
Provision for Loan Losses	500	1,500	1,308	4,200
Non-interest Income	2,410	2,109	6,718	6,359
Non-interest Expense	8,534	8,488	25,691	25,619
Income Taxes	1,033	535	2,625	1,532
Net Income	2,081	1,080	5,554	3,003
Preferred Stock Dividend	697	379	2,021	1,124
Net Income Available to
Common Shareholders	1,384	701	3,533	1,879

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	09/30/14	09/30/13	09/30/14	09/30/13
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.16	$0.08	$0.42	$0.22
Earnings Per Diluted Share (b)	$0.16	$0.08	$0.42	$0.22
Common Book Value Per Share	$8.09	$7.45	$8.09	$7.45
Tangible Common Book Value Per Share	$8.07	$7.43	$8.07	$7.43

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	09/30/14	09/30/13	09/30/14	09/30/13
Net Interest Margin (a)	3.73%	3.67%	3.60%	3.59%
Return on Average Assets (b)	0.49%	0.25%	0.42%	0.22%
Return on Average Total Equity (b)	5.78%	3.09%	5.02%	2.67%
Efficiency (c)	70.08%	72.88%	72.85%	74.30%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	09/30/14	09/30/13
Total Assets	$1,114,414	$1,113,141
Loans, Net of Reserves	733,139	734,792
Allowance for Loan Losses	9,788	12,951
Intangible Assets	161	197
Deposits	941,200	949,463
Common Shareholders' Equity	68,272	62,859
Common Equity to Total Assets	6.13%	5.65%
Total Equity	96,272	90,815
Total Equity to Total Assets	8.64%	8.16%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	09/30/14	09/30/13	09/30/14	09/30/13
Total Assets	$1,118,848	$1,106,631	$1,126,625	$1,113,632
Loans, Net of Reserves	728,146	733,479	728,570	728,160
Deposits	946,255	941,698	958,728	948,882
Common Shareholders' Equity	67,806	62,918	65,773	66,092
Total Equity	95,806	90,852	93,773	93,983

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	09/30/14	09/30/13	09/30/14	09/30/13
Nonperforming Loans	$13,178	$24,165	$13,178	$24,165
Nonperforming Assets	24,011	40,638	24,011	40,638
Substandard Assets	43,494	55,391	43,494	55,391
Net Loan Chg-offs (Recoveries)	1,182	1,506	3,326	3,986
Reserve for Loan Loss to Total Loans	1.32%	1.73%	1.32%	1.73%
Reserve for Loan Loss to Non- performing Loans	74.28%	53.59%	74.28%	53.59%
Reserve for Loan Loss to Non-performing Assets	40.76%	31.87%	40.76%	31.87%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.16%	0.20%	0.45%	0.54%
Nonperforming Loans to Total Loans	1.77%	3.23%	1.77%	3.23%
Nonperforming Assets to Total Assets	2.15%	3.65%	2.15%	3.65%
Nonperforming Assets to Total Loans And Other Real Estate	3.18%	5.32%	3.18%	5.32%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	30.23%	40.94%	30.23%	40.94%

Quarterly Comparative Data (in thousands, except per share data)
	3Q2014	2Q2014	1Q2014	4Q2013	3Q2013

Assets	$1,114,414	$1,118,382	$1,141,836	$1,148,551	$1,113,141
Loans	733,139	724,939	726,125	739,052	734,792
Deposits	941,200	948,269	976,854	987,529	949,463
Common Shareholders' Equity	68,272	67,210	64,348	61,954	62,859
Total Equity	96,272	95,210	92,348	89,954	90,815
Net Income	2,081	2,016	1,457	1,626	1,080
Net Income Available to Common Shareholders	1,384	1,335	814	1,241	701
Net Income Per Share	0.16	0.16	0.10	0.15	0.08

Key Performance Ratios	3Q2014	2Q2014	1Q2014	4Q2013	3Q2013
Return on Average Assets (1)	0.49%	0.47%	0.29%	0.44%	0.25%
Return on Average Total Equity (1)	5.78%	5.69%	3.55%	5.43%	3.09%
Common Equity to Total Assets	6.13%	6.01%	5.64%	5.38%	5.65%
Total Equity to Total Assets	8.64%	8.51%	8.09%	7.81%	8.16%
Net Interest Margin	3.73%	3.61%	3.47%	3.68%	3.67%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Sept. 30, 2014	Dec. 31, 2013	Sept. 30, 2013
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$17,120	$25,692	$19,033
Federal Funds Sold	6,712	20,495	18,526
	23,832	46,187	37,559
Interest-Bearing Deposits	10,682	21,960	4,117
Investment Securities
Available for Sale, at Fair Value	273,547	263,258	257,354
Held for Maturity, at Cost (Fair Value of $33, $37 and $38 as of Sept. 30, 2014, Dec. 31, 2013, and Sept. 30, 2013, Respectively)	33	37	39
	273,580	263,295	257,393
Federal Home Loan Bank Stock, at Cost	2,831	3,164	3,164
Loans	743,281	751,218	748,044
Allowance for Loan Losses	(9,788)	(11,806)	(12,951)
Unearned Interest and Fees	(354)	(360)	(301)
	733,139	739,052	734,792
Premises and Equipment	24,976	24,876	24,833
Other Real Estate	10,833	15,502	16,106
Other Intangible Assets	161	188	197
Other Assets	34,380	34,327	34,980
Total Assets	$1,114,414	$1,148,551	$1,113,141

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$116,131	$115,261	$110,870
Interest-Bearing	825,069	872,269	838,593
	941,200	987,530	949,463
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	12,713	6,838	8,634

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	28,000	27,956
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Sept. 30, 2014, Dec. 31, 2013 and Sept. 30, 2013, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	36,978	33,445	32,248
Accumulated Other Comprehensive Loss, Net of Tax	(6,290)	(9,075)	(6,973)
	96,272	89,954	90,815
Total Liabilities and Stockholders' Equity	$1,114,414	$1,148,551	$1,113,141

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	09/30/14	09/30/13	09/30/14	09/30/13
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$10,170	$10,303	$29,815	$31,023
Federal Funds Sold	6	7	23	27
Deposits with Other Banks	9	5	32	21
Investment Securities
U. S. Government Agencies	1,165	880	3,574	2,454
State, County and Municipal	24	30	75	94
Corporate Obligations/Asset-Backed Sec.	--	14	--	42
Dividends on Other Investments	26	21	85	59
	11,400	11,260	33,604	33,720
Interest Expense
Deposits	1,260	1,361	3,869	4,452
Borrowed Money	402	405	1,275	1,273
	1,662	1,766	5,144	5,725
Net Interest Income	9,738	9,494	28,460	27,995
Provision for Loan Losses	500	1,500	1,308	4,200
Net Interest Income After Provision for Loan Losses	9,238	7,994	27,152	23,795

Noninterest Income
Service Charges on Deposits	1,231	1,236	3,369	3,484
Other Service Charges, Commissions and Fees	622	442	1,842	1,289
Mortgage Fee Income	130	117	311	377
Securities Gains (Losses)	--	--	1	(2)
Other	427	314	1,195	1,211
	2,410	2,109	6,718	6,359
Noninterest Expense
Salaries and Employee Benefits	4,432	4,178	13,149	12,496
Occupancy and Equipment	1,049	974	3,069	2,842
Other	3,053	3,336	9,473	10,281
	8,534	8,488	25,691	25,619

Income Before Income Taxes	3,114	1,615	8,179	4,535
Income Taxes	1,033	535	2,625	1,532
Net Income	2,081	1,080	5,554	3,003

Preferred Stock Dividends	697	379	2,021	1,124

Net Income Available to Common Shareholders	$1,384	$701	$3,533	$1,879
Net Income Per Share of Common Stock
Basic	$0.16	$0.08	$0.42	$0.22
Diluted	$0.16	$0.08	$0.42	$0.22
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258

CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)